EXHIBIT 99.1

Vanguard Reports 4th Quarter and Fiscal Year-end Results

NASHVILLE, Tenn. - September 22, 2003 -- Vanguard Health Systems, Inc. (the “Company” or “Vanguard”) today announced results for the fourth quarter and fiscal year ended June 30, 2003.  “We are extremely pleased with our continued success in achieving our in-market growth goals including those of our recently acquired San Antonio facilities,” commented Charles N. Martin, Jr., Chairman and Chief Executive Officer.  “Our strategy of partnering with physicians, employees and payers to provide high quality care to our patients serves as the cornerstone for this growth.  Our commitment to expanding services will provide for continued growth.”

Total revenues for the quarter ended June 30, 2003, were $402.9 million, an increase of $158.6 million or 64.9% from the prior year period.  Patient service revenues and health plan premium revenues increased $150.9 million and $7.7 million, respectively, from the prior year period.

Income before income taxes was $8.8 million for the quarter ended June 30, 2003, an increase of $4.6 million or 109.5% from the prior year period.  Net income for the quarter ended June 30, 2003 was $5.3 million, an increase of $3.3 million or 165.0% from the prior year period.

Adjusted EBITDA was $33.7 million for the quarter ended June 30, 2003, an increase of $17.1 million or 103.0% from the prior year period.  A reconciliation of Adjusted EBITDA to net income as determined in accordance with generally accepted accounting principles for the quarters ended June 30, 2002 and 2003 is included in the supplemental financial information attached to this earnings release.

The consolidated operating results for the quarter ended June 30, 2003, reflect a 77.0% increase in discharges and an 87.9% increase in patient days compared to the prior year period.  On a same hospital basis, discharges decreased by 2.8%, while revenues per adjusted discharge for hospitals increased by 0.7% during the quarter ended June 30, 2003.  Same hospital discharges were unfavorably impacted by our preparations for the July 2003 reopening of the emergency department and the expansion of other acute services at one of the Company’s Phoenix hospitals and the termination of the hospital’s relationship with a large cardiology practice during the quarter.  Absent the effect of this hospital, same hospital discharges would have increased by 3.7% during the quarter.  In August 2003, a large multi-specialty physician group in Phoenix purchased a minority interest in this Phoenix hospital.  After an initial start-up period, management expects this new partnership to significantly improve the future operating results of this hospital.

Total revenues were $1.34 billion for the year ended June 30, 2003, an increase of $429.9 million or 47.2% from the prior year period.  Patient service revenues and health plan premium revenues increased $395.9 million and $34.0 million, respectively, from the prior year period.

Income before income taxes was $27.8 million for the year ended June 30, 2003, an increase of $18.1 million or 186.6% from the prior year period.  Net income was $16.9 million for the year ended June 30, 2003, an increase of $10.1 million or 148.5% from the prior year period.  During the year ended June 30, 2002, the Company incurred debt extinguishment costs of $6.6 million related primarily to the refinancing of its credit facility debt and the termination of an interest rate collar agreement.  For the year ended June 30, 2003, income tax expense was $10.9 million, an effective tax rate of 39.2%, compared to $2.9 million, an effective tax rate of 29.9%, for the prior year period.

Adjusted EBITDA was $108.7 million for the year ended June 30, 2003, an increase of $36.7 million or 51.0% from the prior year period.  A reconciliation of Adjusted EBITDA to net income as determined in accordance with generally accepted accounting principles for the years ended June 30, 2002 and 2003 is included in the supplemental financial information attached to this earnings release.

Cash flows from operating activities were $117.7 million for the year ended June 30, 2003, an increase of $73.0 million or 163.3% from the prior year period.  The improvement in cash flows from operating activities during the year ended June 30, 2003, was a result of improved Adjusted EBITDA, improved collections of accounts receivable and the timing of payments of accounts payable and accrued expenses.

The consolidated operating results for the year ended June 30, 2003, reflect a 51.7% increase in discharges and a 56.5% increase in patient days compared to the prior year period.  On a same hospital basis, discharges increased by 0.8%, and revenues per adjusted discharge for hospitals increased by 2.8% during the year ended June 30, 2003.  Absent the effect of the Phoenix hospital that experienced the transition issues previously discussed, same hospital discharges would have increased 4.2% during the year.

On January 3, 2003, the Company purchased the five acute care hospitals aggregating 1,537 beds and related health care businesses of Baptist Health System in San Antonio, Texas.  The purchase price was $295.0 million, payable $247.0 million in cash and $48.0 million in the convertible subordinated debt, convertible preferred stock and common stock securities of the Company or its subsidiaries.  In addition, the Company assumed certain of the seller’s current liabilities as of the closing date related to the assets purchased.  The Company funded the cash portion of the purchase price with proceeds from an expanded credit facility, from private sales of its common stock to existing shareholders and with available cash.

In early September 2003, the Company opened West Valley Hospital Medical Center, a 74-bed acute care hospital located in the West Valley of metropolitan Phoenix, Arizona.

The Company will host a conference call for investors at 11:00 am EDT on September 23, 2003.  All interested investors are invited to access a live audio broadcast of the call, via webcast.  The live webcast can be accessed on the home page of the Company’s Web site at www.vanguardhealth.com by clicking on Fourth Quarter Webcast.  If you are unable to participate during the live webcast, the call will be available on a replay basis on the Company’s Web site www.vanguardhealth.com.  To access the replay, click on Fourth Quarter Webcast on the Company’s home page or later on the Latest News link on the Investor Relations page of www.vanguardhealth.com.

At June 30, 2003, Vanguard Health Systems, Inc. owned and operated 15 acute care hospitals and complementary facilities and services in Chicago, Illinois; Phoenix, Arizona; Orange County, California and San Antonio, Texas.  The Company’s strategy is to develop locally branded, comprehensive health care delivery networks in urban markets.  Vanguard will pursue acquisitions where there are opportunities to partner with leading delivery systems in new urban markets.  Upon acquiring a facility or network of facilities, Vanguard implements strategic and operational improvement initiatives including expanding services, strengthening relationships with physicians and managed care organizations, recruiting new physicians and upgrading information systems and other capital equipment.  These strategies improve quality and network coverage in a cost effective and accessible manner for the communities we serve.

This press release contains forward-looking statements within the meaning of the federal securities laws, which are intended to be covered by the safe harbors created thereby.  These forward-looking statements include all statements that are not historical statements of fact and those statements regarding the Company’s intent, belief or expectations.  Do not rely on any forward-looking statements as such statements are subject to numerous factors, risks and uncertainties that could cause the Company’s actual outcomes, results, performance or achievements to be materially different from those projected.  These factors, risks and uncertainties include, among others, the Company’s high degree of leverage; the Company’s ability to incur substantially more debt; operating and financial restrictions in the Company’s debt agreements; the Company’s ability to successfully implement its business strategies; the Company’s ability to successfully integrate its recent and any future acquisitions; the highly competitive nature of the health care business; governmental regulation of the industry including Medicare and Medicaid reimbursement levels; changes in Federal, state or local regulation affecting the health care industry; the possible enactment of Federal or state health care reform; the ability to attract and retain qualified management and personnel, including physicians and nurses; claims and legal actions relating to professional liabilities or other matters; changes in accounting practices; changes in general economic conditions; the ability to enter into managed care provider and other payer arrangements on acceptable terms; the efforts of insurers, managed care payers, employers and others to contain health care costs;  the availability and terms of capital to fund the expansion of the Company’s business; the timeliness of reimbursement payments received under government programs; the potential adverse impact of known and unknown government investigations; and those factors, risks and uncertainties detailed in the Company’s filings from time to time with the Securities and Exchange Commission, including, among others, the Company’s annual reports on Form 10-K and its quarterly reports on Form 10-Q.

Although the Company believes that the assumptions underlying the forward-looking statements contained in this press release are reasonable, any of these assumptions could prove to be inaccurate, and, therefore, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate.  In light of the significant uncertainties inherent in the forward-looking statements included herein, you should not regard the inclusion of such information as a representation by the Company that its objectives and plans anticipated by the forward-looking statements will occur or be achieved, or if any of them do, what impact they will have on the Company’s results of operations and financial condition.  The Company undertakes no obligation to publicly release any revisions to any forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

VANGUARD HEALTH SYSTEMS, INC.
Consolidated Income Statements (Unaudited)
(In millions)

	Three months ended June 30,
	2002		2003

Patient service revenues	$195.1	79.9%	$346.0	85.9%
Premium revenues	49.2	20.1	56.9	14.1

Total revenues	244.3	100.0	402.9	100.0

Costs and Expenses:
Salaries and benefits	103.3	42.3	176.1	43.7
Supplies	32.6	13.3	64.9	16.1
Medical claims expense	34.6	14.2	42.0	10.4
Insurance	10.0	4.1	7.3	1.8
Other operating expenses	35.5	14.5	57.3	14.2
Provision for doubtful accounts	11.3	4.6	21.6	5.4
Depreciation and amortization	6.5	2.7	14.9	3.7
Interest, net	6.3	2.6	10.0	2.5
Debt extinguishment costs	–	0.0	–	0.0

Total costs and expenses	240.1	98.3	394.1	97.8

Income before income taxes	4.2	1.7	8.8	2.2
Income tax expense	2.2	0.9	3.5	0.9

Net income	2.0	0.8	5.3	1.3
Preferred dividends	(0.5)	(0.2)	(0.9)	(0.2)

Net income attributable to common stockholders	$1.5	0.6%	$4.4	1.1%

VANGUARD HEALTH SYSTEMS, INC.
  Consolidated Income Statements
(In millions)

	Year ended June 30,
	2002		2003

Patient service revenues	$725.8	79.7%	$1,121.7	83.7%
Premium revenues	184.8	20.3	218.8	16.3

Total revenues	910.6	100.0	1,340.5	100.0

Costs and Expenses:
Salaries and benefits	384.4	42.2	578.4	43.1
Supplies	116.1	12.7	202.6	15.1
Medical claims expense	132.0	14.5	160.8	12.0
Insurance	19.7	2.2	28.4	2.1
Other operating expenses	132.6	14.6	187.3	14.0
Provision for doubtful accounts	53.3	5.9	73.4	5.5
Depreciation and amortization	29.5	3.2	46.9	3.5
Interest, net	26.7	2.9	34.9	2.6
Debt extinguishment costs	6.6	0.7	–	0.0

Total costs and expenses	900.9	98.9	1,312.7	97.9

Income before income taxes	9.7	1.1	27.8	2.1
Income tax expense	2.9	0.3	10.9	0.8

Net income	6.8	0.8	16.9	1.3
Preferred dividends	(1.8)	(0.2)	(2.8)	(0.2)

Net income attributable to common stockholders	$5.0	0.6%	$14.1	1.1%

VANGUARD HEALTH SYSTEMS, INC.
Supplemental Financial Information (Unaudited)
Reconciliation of Adjusted EBITDA to Net Income
(In millions)

	Three months ended June 30,		Year ended June 30,
	2002	2003	2002	2003

Adjusted EBITDA (a)	$16.6	$33.7	$72.0	$108.7
Depreciation and amortization	(6.5)	(14.9)	(29.5)	(46.9)
Interest, net	(6.3)	(10.0)	(26.7)	(34.9)
Minority interests	(0.2)	(0.3)	(0.8)	(0.7)
Equity method income	0.1	0.4	0.5	1.6
Gain (loss) on sale of assets	0.5	(0.1)	0.8	–
Debt extinguishment costs	–	–	(6.6)	–
Income tax expense	(2.2)	(3.5)	(2.9)	(10.9)

Net income	$2.0	$5.3	$6.8	$16.9

(a)

Adjusted EBITDA is defined as income before interest expense (net of interest income), income taxes, depreciation, amortization, minority interests, gain or loss on the sale of assets, equity method income or loss and debt extinguishment costs.  Adjusted EBITDA is not intended as a substitute for net income, operating cash flows or other cash flow statement data determined in accordance with accounting principles generally accepted in the United States.  Due to varying methods of calculation, Adjusted EBITDA as presented may not be comparable to similarly titled measures of other companies.

VANGUARD HEALTH SYSTEMS, INC.
Consolidated Balance Sheets
(In millions)

	June 30, 2002	June 30, 2003

ASSETS
Current assets:
Cash and cash equivalents	$55.4	$27.2
Accounts receivable, net of allowance for uncollectible accounts of approximately $23.2 and $45.5 at June 30, 2002 and June 30, 2003, respectively	169.3	213.9
Supplies	15.5	32.1
Prepaid expenses and other current assets	30.4	25.0

Total current assets	270.6	298.2

Property, plant and equipment, net	454.8	777.2
Goodwill	79.1	100.2
Intangible assets, net	38.3	38.6
Other assets	9.1	12.7

Total assets	$851.9	$1,226.9

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$49.7	$91.7
Accrued health claims	22.4	33.5
Other accrued expenses and current liabilities	106.8	127.6
Current maturities of long-term debt	3.8	8.3

Total current liabilities	182.7	261.1
Other liabilities	22.5	62.6
Long-term debt, less current maturities	311.0	471.1

Payable-In-Kind Preferred Stock	24.1	57.0

Stockholders’ equity:
Common Stock	–	–
Additional paid-in capital	305.3	352.4
Accumulated other comprehensive loss	–	(0.6)
Retained earnings	6.3	23.3

Total liabilities and stockholders’ equity	$851.9	$1,226.9

VANGUARD HEALTH SYSTEMS, INC.
Consolidated Statements of Cash Flows
(In millions)

	Year ended June 30,

	2002	2003

Operating activities:
Net income	$6.8	$16.9
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	29.5	46.9
Provision for doubtful accounts	53.3	73.4
Amortization of loans costs	1.4	1.5
Debt extinguishment costs	6.6	–
(Gain) loss on sale of assets	(0.8)	–
Deferred income taxes	2.8	3.5
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	(64.9)	(67.6)
Establishment of accounts receivable of recent acquisitions	(1.5)	–
Supplies	(0.7)	(3.6)
Prepaid expenses and other current assets	(10.7)	7.4
Accounts payable	(2.5)	15.6
Accrued expenses and other liabilities	25.4	23.7

Net cash provided by operating activities	44.7	117.7

Investing activities:
Acquisitions including working capital settlement payments	(100.3)	(249.4)
Capital expenditures	(35.1)	(98.5)
Proceeds from asset dispositions	1.2	1.6
Other	(1.2)	2.3

Net cash used in investing activities	(135.4)	(344.0)

Financing activities:
Proceeds from long-term debt	300.0	150.0
Payments of long-term debt and capital leases	(153.8)	(5.3)
Payments of loan costs	(14.7)	(2.3)
Equity contribution from joint venture partner	2.5	–
Proceeds from termination of swap agreement	–	5.5
Proceeds from syndication of joint venture interests	–	0.2
Proceeds from issuance of Common stock	–	50.0

Net cash provided by financing activities	134.0	198.1

Net increase (decrease) in cash and cash equivalents	43.3	(28.2)
Cash and cash equivalents, beginning of period	12.1	55.4

Cash and cash equivalents, end of period	$55.4	$27.2

Cash paid for interest	$22.2	$32.3

Cash paid (received) for income taxes	$0.1	$(0.2)

VANGUARD HEALTH SYSTEMS, INC.
Selected Operating Statistics (Unaudited)

	Three months ended June 30,
	2002	2003	% Change

Actual:
Number of hospitals at end of period	10	15
Licensed beds at end of period	2,207	3,666
Discharges	20,002	35,395	77.0%
Adjusted discharges-hospitals	29,795	51,137	71.6%
Average length of stay	4.03	4.27	6.0%
Patient days	80,525	151,276	87.9%
Adjusted patient days-hospitals	121,006	217,423	79.7%
Patient revenue per adjusted discharge-hospitals	$6,172	$6,393	3.6%
Gross inpatient revenue per discharge	$18,618	$18,203	(2.2)%
Outpatient surgeries	9,918	15,492	56.2%
Emergency room visits	75,377	117,050	55.3%

Gross revenue payer mix:
Medicare	26.3%	30.6%
Medicaid	6.9%	8.7%
Managed care	60.3%	54.4%
Commercial	2.8%	2.1%
Self pay	3.7%	4.2%

Total	100.0%	100.0%

Same hospital:
Number of hospitals	9	9
Total revenues (in millions)	$234.8	$244.3	4.0%
Patient service revenues (in millions)	$186.0	$187.4	0.7%
Discharges	19,365	18,814	(2.8)%
Adjusted discharges-hospitals	28,849	28,628	(0.8)%
Average length of stay	3.97	4.10	3.3%
Patient days	76,951	77,201	0.3%
Adjusted patient days-hospitals	115,701	117,959	2.0%
Patient revenue per adjusted discharge-hospitals	$6,050	$6,093	0.7%
Gross inpatient revenue per discharge	$18,635	$20,428	9.6%
Outpatient surgeries	9,776	10,408	6.5%
Emergency room visits	73,871	72,976	(1.2)%

VANGUARD HEALTH SYSTEMS, INC.
Selected Operating Statistics (Unaudited)

	Year ended June 30,
	2002	2003	% Change

Actual:
Number of hospitals at end of period	10	15
Licensed beds at end of period	2,207	3,666
Discharges	75,364	114,327	51.7%
Adjusted discharges-hospitals	110,758	166,508	50.3%
Average length of stay	4.05	4.18	3.2%
Patient days	305,370	477,791	56.5%
Adjusted patient days-hospitals	452,768	694,695	53.4%
Patient revenue per adjusted discharge-hospitals	$6,062	$6,381	5.3%
Gross inpatient revenue per discharge	$18,100	$18,851	4.1%
Outpatient surgeries	37,245	50,073	34.4%
Emergency room visits	296,732	392,972	32.4%

Gross revenue payer mix:
Medicare	25.4%	30.1%
Medicaid	6.6%	8.7%
Managed care	60.3%	54.7%
Commercial	3.5%	2.4%
Self pay	4.2%	4.1%

Total	100.0%	100.0%

Same hospital:
Number of hospitals	8	8
Total revenues (in millions)	$850.8	$909.6	6.9%
Patient service revenues (in millions)	$666.4	$690.8	3.7%
Discharges	68,729	69,305	0.8%
Adjusted discharges-hospitals	100,167	102,460	2.3%
Average length of stay	4.07	4.03	(1.0)%
Patient days	279,685	278,964	(0.3)%
Adjusted patient days-hospitals	411,911	416,083	1.0%
Patient revenue per adjusted discharge-hospitals	$6,110	$6,281	2.8%
Gross inpatient revenue per discharge	$18,388	$20,282	10.3%
Outpatient surgeries	33,830	34,281	1.3%
Emergency room visits	273,725	264,193	(3.5)%

Contact: Vanguard Health Systems, Inc.
                Aaron Broad, Director Investor Relations
                (615) 665-6131